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                                                                      EXHIBIT 21

                           LYONDELL CHEMICAL COMPANY
                                 SUBSIDIARIES

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NAME                                             TYPE OF ENTITY        JURISDICTION
----                                             --------------        ------------
Lyondell Centennial Corp.                        holding corporation   Delaware
Lyondell Asia Pacific, Ltd.                      corporation           Delaware
Lyondell Australia Pty Limited                   corporation           Australia
Lyondell Chemical Canada Inc.                    corporation           Canada
Lyondell Chemical Central Europe Ges.m.b.H.      corporation           Austria
ARCO Chemical China, Limited                     corporation           Hong Kong
Lyondell Chemical Delaware Company               holding corporation   Delaware
Lyondell Chemical (Deutschland) GmbH             corporation           Germany
Lyondell Chemical Espana Co.                     corporation           Delaware
Lyondell Chemical Europe, Inc.                   corporation           Delaware
Lyondell Chemical Foreign Sales Corporation      corporation           Virgin Islands
Lyondell Chemical Holding Company                holding corporation   Delaware
Lyondell Indonesia, Inc.                         corporation           Delaware
Lyondell Chemical International Company          holding corporation   Delaware
Lyondell Japan, Inc.                             corporation           Japan
Lyondell Chemical Overseas Services, Inc.        corporation           Delaware
Lyondell Chemical Pan America, Inc.              corporation           Delaware
Lyondell Chemical Products Europe, Inc.          corporation           Delaware
ARCO Chemical Properties, L.P.                   limited partnership   Delaware
Lyondell Singapore Pte Ltd.                      corporation           Singapore
Lyondell Taiwan Co., Ltd.                        corporation           Taiwan
Lyondell Taiwan, Inc.                            corporation           Delaware
ARCO Chemical Technology, Inc.                   holding corporation   Delaware
ARCO Chemical Technology, L.P.                   limited partnership   Delaware
ARCO Chemical Technology Management, Inc.        holding corporation   Delaware
Lyondell Thailand, Ltd.                          corporation           Delaware
Lyondell Chemical Wilmington, Inc.               corporation           Delaware
Lyondell Chemie Investment Nederland B.V.        corporation           Netherlands
Lyondell Chemical Nederland, Ltd.                corporation           Delaware
Lyondell Chemie Technologie Nederland B.V.       corporation           Netherlands
Lyondell Chemie Utilities B.V.                   corporation           Netherlands
Lyondell Chimie France Corporation               corporation           Delaware
Lyondell Chimie France SNC                       partnership           France
Lyondell Chimie TDI SCA                          corporation           France
Lyondell France, Inc.                            corporation           Delaware
Lyondell Quimica do Brasil, Ltda.                corporation           Brazil
Eurogen C.V.                                     limited partnership   Netherlands
Nihon Oxirane Co., Ltd.                          j/v corporation       Japan
P.T. Lyondell Indonesia                          j/v corporation       Indonesia
POSM Delaware, Inc.                              holding corporation   Delaware
POSM II Limited Partnership, L.P.                limited partnership   Delaware
POSM II Properties Partnership, L.P.             limited partnership   Delaware
Steamelec B.V.                                   joint venture         Netherlands
Lyondell Refining LP, LLC                        limited liability     Delaware
Lyondell Refining Company                        corporation           Delaware
Lyondell Petrochemical G.P. Inc.                 corporation           Delaware
Lyondell Petrochemical L.P. Inc.                 corporation           Delaware
Lyondell Limited Methanol Company                corporation           Delaware
Lyondell General Methanol Company                corporation           Delaware
Lyondell Intermediate Holding Company            corporation           Delaware
Lyondell Funding, LLC                            limited liability     Delaware
Lyondell Methanol Company, L.P.                  limited partnership   Texas
Equistar Chemicals, LP                           limited partnership   Delaware
LYONDELL-CITGO Refining LP                       limited partnership   Delaware
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